                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 and in the related Prospectus of our report dated June 8, 2000 relating to the financial statements of Synavant, a Business
Unit of IMS Health Incorporated, which appears in the Synavant Inc. Registration on Form 10. We also consent to the incorporation by reference of our report dated June 8, 2000 relating to the financial statement schedule of Synavant, a
Business Unit of IMS Health Incorporated, which appears in such Form 10.

PricewaterhouseCoopers LLP

Atlanta, Georgia
September 15, 2000

                                      II-10